EXHIBIT 10.3

[ENGLISH TRANSLATION]

Machineries Transfer Agreement

Seller: Shanxi Suo’ang Biological Science and Technology Company Limited	(Party A)
Buyer: HanZhongWeiDa Commercial Company Limited	(Party B)

Due to change of main business of Party A, Party A sold its COPO resin production lines and degradable mulch production lines. Party A and Party B mutually agreed to transfer the production lines in accordance with the following terms.

Item 1:
Party A agreed to transfer the COPO production line at a consideration of RMB520,000 and the degradable mulch production line at a consideration of RMB180,000 to Party B.

Item 2:
All the equipments and accessories in respect of the two production lines will be transferred to Party B.

Item 3:
Party B will pay all the consideration (RMB700,000) to Party A on or before January 10, 2007.

Item 4:
Party A shall assist Party B for the transfer of ownership and B shall bear all the statutory expenses of the transfer of ownership.

Item 5:
Party B shall bear all the loss.

Item 6: Conflict
All conflicts during implement of this contract shall be solved through negotiation. If problems cannot be settled, two parties agree to take arbitration in the board of arbitration whereas apart from the terms in the course of arbitration, the remaining terms of agreement are still effective.

Item 7 Completeness of terms of agreement
Both parties have read and agreed the terms of agreement which will replace all the verbal and provisional agreements.

Item 8 Amendment
All amendment should be in written and by mutual agreements. The amendment will be the supplementary agreement of this agreement.

Item 9 Heading
The terms of the agreement should be read in accordance with the terms rather than the heading.

Item 10: Effective date
This contract shall be effective after each party’s signature. This contract is in two copies. Party A and party B hold one contract respectively. Each contract has the same legal effect with this contract.

Party A: Shaanxi Suo’ang Biological Science & Technology Co., Ltd.

Signature: /s/ Ren Baowen

Date: January 10, 2007

Party B: HanZhongWeiDa Commercial Company Limited

Signature: /s/ Xuejin Wang

Date: January 10, 2007